=======================================================================================

UNITED STATES
Washington, D.C. 20549
 ________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 24, 2005

LAYCOR VENTURES CORP.
 (Exact name of registrant as specified in its charter)

NEVADA	333-116229	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1128 Quebec Street
Suite 407
Vancouver, British Columbia
Canada V6A 4E1
 (Address of principal executive offices and Zip Code)

(604) 689-1453
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

=======================================================================================

ITEM 4.01     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)   On May 24, 2005, the accounting firm of Morgan & Company, Charter Accountants, was dismissed by the Registrant's Board of Directors as the Registrant's independent auditors. Since the Registrant's inception on March 24, 2004 and subsequently thereto, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between the Registrant and Morgan & Company. Morgan & Company was dismissed because the Company determined that it was in its best interests to retain a Certified Public Accountant located in the United States.

(b)   The Report of Morgan & Company on the Registrant's financial statements as of and for the year ended March 31, 2004 did not contain an adverse, qualified or disclaimer of opinion. However, the Report did contain an explanatory paragraph wherein Morgan & Company expressed substantial doubt about the Registrant's ability to continue as a going concern.

(c)   The Registrant has requested Morgan & Company to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this Item 4.01 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to Morgan & Company on May 25, 2005, via email. A copy of Morgan & Company's response is filed herewith as Exhibit 16.1.

(d)   At its board meeting on May 24, 2005, the Board of Directors of the Registrant engaged Telford Sadovnick, PLLC, Certified Public Accountants, 114 West Magnolia Street, Suite 423, Bellingham, Washington 98225, as its independent auditor for its fiscal year ended March 31, 2005. Telford Sadovnick accepted such appointment on May 24, 2005. Prior to their appointment, the Registrant did not consult with Telford Sadovnick on any matters related to accounting or the type of opinion they may issue.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

16.1	Letter from Morgan & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 25th day of May, 2005.

LAYCOR VENTURES CORP.

BY:	/s/ Robert Wayne Morgan
Robert Wayne Morgan, President, Chief Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a member of the Board of Directors